Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert E. Lowder and Sarah H. Moore and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, to sign any reports or other filings which may be required to be filed with the Securities and Exchange Commission on behalf of The Colonial BancGroup, Inc. (the “Registrant”), in relation to the registration of common stock for issuance under The Colonial BancGroup, Inc. 401(k) Plan (the “401(k) Plan”); to sign any registration statement of the Registrant on Form S-8 or other appropriate form and any amendments thereto for the purpose of registering under the Securities Act of 1933, as amended, shares to be issued in connection with the 401(k) Plan; to file such other reports or other filings, such registration statements and amendments thereto, with all exhibits thereto, and any documents in connection therewith with the Securities and Exchange Commission; and to file such notices, reports or registration statements (and amendments thereto) with any such securities authority of any state which may be necessary to register or qualify for an exemption from registration any securities issued by BancGroup in such states in relation to the 401(k) Plan, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite to be done in connection with the administration of the 401(k) Plan as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Done this 16th day of April, 2008, in Montgomery, Alabama.

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/s/ Robert E. Lowder	Chairman of the Board, Chief Executive Officer and President
Robert E. Lowder

/s/ Lewis E. Beville	Director
Lewis E. Beville

/s/ Augustus K. Clements, III	Director
Augustus K. Clements, III

/s/ Robert S. Craft	Director
Robert S. Craft

/s/ Patrick F. Dye	Director
Patrick F. Dye

/s/ Hubert L. Harris, Jr.	Director
Hubert L. Harris, Jr.

/s/ Clinton O. Holdbrooks	Director
Clinton O. Holdbrooks

/s/ Deborah L. Linden	Director
Deborah L. Linden

/s/ John Ed Mathison	Director
John Ed Mathison

Director
Milton E. McGregor

/s/ John C. H. Miller, Jr.	Director
John C. H. Miller, Jr.

/s/ Joe D. Mussafer	Director
Joe D. Mussafer

/s/ William E. Powell, III	Director
William E. Powell, III

/s/ James W. Rane	Director
James W. Rane

/s/ Simuel Sippial, Jr.	Director
Simuel Sippial, Jr.

/s/ Edward V. Welch	Director
Edward V. Welch